Exhibit 99.2

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
Noble Corporation to Hold Shareholders’ Meeting to Vote
On Proposed Change in Place of Incorporation
     SUGAR LAND, Texas, February 11, 2009 — Noble Corporation (NYSE: NE) announced today that it will hold a meeting of its shareholders on March 17, 2009 in connection with the proposal to approve the previously announced merger, reorganization and consolidation transaction by way of schemes of arrangement under Cayman Islands law. This proposal, if approved, will effectively change the place of incorporation of the parent holding company of the Noble group of companies from the Cayman Islands to Switzerland. Noble’s shareholders will be asked to approve the transaction at the shareholders’ meeting. If the requisite approval of the shareholders is received, then, in accordance with Cayman Islands law, the Grand Court of the Cayman Islands will hold a hearing, at which shareholders may appear and be heard, on March 26, 2009, to approve the transaction. The transaction is expected to close as soon as practicable following the approval of the Grand Court.
     The shareholders’ meeting will be held at the Hotel Granduca in Houston, Texas, at 10:00 a.m. local time on March 17, 2009. A definitive proxy statement for the shareholders’ meeting was filed with the U.S. Securities and Exchange Commission earlier today and is expected to be mailed on or about February 12, 2009 to all shareholders of Noble as of February 10, 2009, the record date for the shareholders’ meeting.
     Upon completion of the transaction, the Noble parent company will continue to be subject to SEC reporting requirements, and its shares will be listed exclusively on the New York Stock Exchange under the symbol “NE”, Noble’s current trading symbol. Additional information about the transaction, including associated benefits and risks, is contained in the definitive proxy statement of Noble, filed with the SEC and dated February 11, 2009.
About Noble
     Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 63 offshore drilling units (including five rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, and West Africa. Noble’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.

FORWARD-LOOKING STATEMENTS
This news release may contain “forward-looking statements” about the business, financial performance and prospects of Noble. Statements about Noble’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding the proposed transaction, the timing thereof, timing of the shareholders’ meeting and listing on the New York Stock Exchange, are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in Noble’s filings with the SEC.
ADDITIONAL INFORMATION REGARDING THE TRANSACTION
In connection with the proposed transaction, Noble has filed materials related to the transaction with the SEC, including a definitive proxy statement dated February 11, 2009. INVESTORS AND SECURITY HOLDERS OF NOBLE ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND NOBLE. Investors and security holders may obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or at Noble’s website at www.noblecorp.com. Security holders and other interested parties will also be able to obtain, without charge, copies of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number 281-276-6100.
Noble and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed transaction. Information about these persons is set forth in Noble’s definitive proxy statement, as filed with the SEC on February 11, 2009. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different than those of Noble’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the transaction that are filed with the SEC.
NC-473
2/11/2009
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President – Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729